Exhibit 10.19

MONDELĒZ GLOBAL LLC

DEFERRED COMPENSATION PLAN

TRUST DOCUMENT

This Agreement made this 18th day of September, 2012, by and between MONDELēZ GLOBAL LLC (hereinafter referred to as the “Company”), a Delaware Limited Liability Company and Wilmington Trust Retirement and Institutional Services Company, a Delaware corporation, as trustee (hereinafter referred to as the “Trustee”);

WHEREAS, Kraft Foods Inc. (“KFI”), parent company to Kraft Foods Group, Inc. (“KFGI”), has announced that it intends to distribute to its shareholders all shares of KFGI and to change its name to Mondelēz International, Inc. as of the date that the shares of KFGI are so distributed to shareholders of KFI (the “Spin Date” and also the “Effective Date” of this Agreement);

WHEREAS, as of the Spin Date Company will be a subsidiary of Mondelēz International, Inc. and will sponsor each employee benefit plan for U.S. employees of Company and its affiliates;

WHEREAS, pursuant to the Employee Matters Agreement entered into between KFI and KFGI in connection with the distribution of shares, effective as of the Spin Date, Company is required to establish one or more nonqualified employee benefit plans to assume the liabilities of all benefits accrued or earned as of the Spin Date under the Kraft Foods Group, Inc. Deferred Compensation Plan (“Kraft Plan”) by each KFGI employee to be transferred to Company as of the Spin Date (“Company Employee”);

WHEREAS, KFGI has authorized the spin off from the Kraft Foods Group, Inc. Deferred Compensation Plan Trust (“Kraft Trust”) of that portion of Kraft Trust assets which are intended to satisfy liabilities under the Kraft Plan with respect to Company Employees;

WHEREAS, Company has adopted, effective as of the Spin Date, the Mondelēz Global LLC Executive Deferred Compensation Plan, a nonqualified deferred compensation plan (hereinafter referred to as the “Plan”);

WHEREAS, Company expects to incur liability under the terms of the Plan with respect to the individuals participating in the Plan;

WHEREAS, Company wishes to establish a trust (hereinafter called “Trust”) and to contribute to the Trust assets, including the assets spun off from the Kraft Trust for Company Employees, that shall be held therein, subject to the claims of Company’s creditors in the event of Company’s Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan;

WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended; and

WHEREAS, it is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan;

NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

Section 1. Establishment of and Contributions to Trust.

(a) Effective as of the Spin Date the Trustee hereby accepts a transfer from Wilmington Trust, National Association, as Trustee for the Kraft Trust, that portion of Kraft Trust assets which are intended to satisfy liabilities for benefits accrued or earned as of the Spin Date under the Kraft Plan with respect to each employee of the Company transferred from KFGI as of the Spin Date. Such transferred assets shall be held by the Trustee in trust and shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

(b) Company expects to contribute to the Trustee cash or property so that the value of the assets held under the Trust equals the aggregate account balances under the Plan from time to time. However, nothing in the Plan or this Trust Agreement shall be construed to require that any such contributions be made prior to a Change in Control (regardless of whether during a Potential Change in Control), and neither Trustee nor any Plan participant or beneficiary shall have any right to compel such additional deposits prior to a Change in Control.

(c) As soon as possible after a Change in Control, but in no event longer than seven days after a Change in Control, Company will contribute to the Trustee cash or property so that the value of the assets held under the Trust equals or exceeds the total liabilities under the Plan (without regard to whether such liabilities are then vested, but reduced by any forfeitures) as of such Change in Control. Thereafter, the Company will make additional contributions to the Trustee of cash or property not less frequently than every ninety (90) days so that the value of the assets held under the Trust after such contribution equals or exceeds the total liabilities under the Plan (without regard to whether such liabilities are then vested, but reduced by any forfeitures) as of a date not more than forty-five (45) days prior to the date of such contribution. Trustee shall have no obligation to compel such contributions.

(d) Notwithstanding anything in this Trust Agreement to the contrary, the Trust Fund shall at all times be subject to the claims of creditors of the Company as provided in Section 3 of this Trust Agreement.

(e) The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I subchapter J, chapter I, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

(f) Subject to the terms of this Trust Agreement, the principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against Company. Any assets held by the Trust will be subject to the claims of Company’s general creditors under federal and state law in the event of Insolvency, as defined in Section 3.

(g) Amounts contributed to and held by the Trust in accordance with this Trust Agreement shall be held, administered and disposed of by Trustee as provided in this Trust Agreement. Additional deposits, other than cash, made to the Trust shall be property acceptable to the Trustee.

(h) Notwithstanding anything herein to the contrary, no amount or property of any kind shall be set aside or reserved in the Trust (referred to as a “Transfer to the Trust” under this Section (h)), and the Trustee shall have no right to demand, and Company shall not tender, a Transfer to the Trust to the extent that such Transfer to the Trust would be treated as a transfer of property taxable under Section 83 of the Internal Revenue Code pursuant to Section 409A(b)(3) of the Internal Revenue Code. To the extent any Transfer to the Trust cannot be made when otherwise due because of the foregoing sentence, such Transfer to the Trust shall instead be made on the first date subsequent to the original due date on which it may be made without it being treated as a property transfer under Section 83 of the Internal Revenue Code pursuant to Section 409A(b)(3) of the Internal Revenue Code. Company shall be responsible for determining compliance with this Section (h).

Section 2. Payments to Plan Participants and Their Beneficiaries.

(a) Administrator (as defined below) shall deliver to Trustee a schedule (the “Payment Schedule”) that indicates the amounts payable in respect of each Plan participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the Plan participants and their beneficiaries in accordance with the Payment Schedule. The Administrator shall make provision for the reporting of any federal, state or local taxes with respect to the payment of benefits pursuant to the terms of the Plan, and shall direct the Trustee with respect to any withholding of such taxes, and to the extent directed by the Administrator, the Trustee shall withhold and pay amounts withheld to the appropriate taxing authorities. Company shall provide such evidence or certifications as reasonably required by Trustee that tax reporting has been performed by Company.

(b) Administrator shall have full authority and responsibility to determine the time and amount of payment of benefits under the Payment Schedule. In making such determination, Administrator shall be governed by the terms of the Plan.

(c) Payments by the Trustee may be made in cash or in property held under the Trust, as directed by the Administrator.

(d) Company may make distribution of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan. With respect to distributions that are shown on the Payment Schedule as being due from the Trust, Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earning thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, Company shall make the balance of each such payment as it falls due.

(e) An “Administrator” selected by the Company shall have the authority as set forth in this Trust Agreement, and the Secretary or any Assistant Secretary of the Company will promptly deliver a certificate to the Trustee with respect to the Administrator (or every member thereof if the Administrator consists of more than one person) and any changes thereto. The Administrator may allocate all or any portion of its responsibilities and powers to anyone or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation shall be indicated in the certificate delivered to the Trustee by the Secretary or Assistant Secretary of the Company, and may be revoked by the Administrator at any time. The Trustee shall be entitled to rely on the identity of the Administrator and the persons authorized to act on its behalf until it receives written notice to the contrary.

(f) Confirmation of the fact and date of any payment made by Trustee hereunder shall be reflected on Trustee’s periodic account statements.

Section 3. Trustee Responsibility Regarding Payments to Trust Beneficiary When Company is Insolvent.

(a) Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Company is Insolvent. Company shall be considered “Insolvent” for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

(b) At all times during the continuance of this Trust, as provided in Section 1(d), the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.

(1) The Board of Directors of the Company (the “Board”) and the Chief Executive Officer of Company shall have the duty to inform Trustee in writing of Company’s Insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

(2) Unless Trustee has actual knowledge of Company’s Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company’s solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company’s solvency.

(3) If at any time Trustee has determined that Company is Insolvent, Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of Company’s general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plan or otherwise.

(4) Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 only after Trustee has determined that Company is not Insolvent (or is no longer Insolvent).

(c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(a) and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance.

Section 4. Payments to Company.

Prior to a Change in Control and except during a Potential Change in Control, the Trustee shall make payments to the Company for any reason as directed by the Administrator. Prior to and after a Change in Control, and during a Potential Change in Control, the Trustee shall make payments to the Company as directed by the Administrator to reimburse the Company for benefits paid by the Company (or by an affiliate of the Company other than this Trust) to Plan participants and which, in the absence of such payments by the Company, would be paid by the Trust. Except as provided in the preceding sentence, and in Section 3, after the Trust has become irrevocable, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payments of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plan.

Section 5. Investment Authority.

(a) Subject to Section (d) below, the Trust may hold assets of any kind, including shares of any registered investment company, whether or not the Trustee or any of its affiliates is an advisor to, or other service provider to, such investment company and receives compensation from such investment company for the services provided (which compensation shall be in addition to the compensation of the Trustee under this Trust.) The Company acknowledges that shares in any such investment company are not obligations of the Trustee or any other bank, are not deposits and are not insured by the FDIC, the Federal Reserve or any other governmental agency. Notwithstanding the foregoing, in no event may Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by Company, other than a de minimis amount held in common investment vehicles in which Trustee invests. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with Plan participants, except that voting and dividend rights with respect to Trust assets will be exercised by Company.

(b) All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with Plan participants, except that voting and dividend rights with respect to Trust assets will be exercised by Company.

(c) Trustee agrees to accept and hold cash, and to accept and hold shares of any registered investment company subject to such reasonable restrictions as the Trustee may impose from time to time. The Trustee also agrees to accept and hold such other property as may be acceptable to it.

(d) Administrator shall have the right, at any time and from time to time, in its sole discretion, to direct Trustee as to the investment and reinvestment of all or specified portions of Trust assets and the income therefrom and to appoint an investment manager or investment managers to direct Trustee as to the investment and reinvestment of all or specified portions thereof. As of the execution of this Trust Agreement, and until Trustee is notified otherwise in writing, Administrator shall be solely responsible for directing the investment and reinvestment of all Trust assets.

(e) Trustee shall have no responsibility for the selection of investment options, if applicable, under the Trust and shall not render investment advice to any person in connection with the selection of such options. Administrator shall direct Trustee as to the investment options in which the Trust shall be invested during the term of the Trust.

(f) Subject to Section (g) below, cash held under the Trust as to which the Company has failed to provide investment direction shall be invested in the Service class shares of the Wilmington Prime Money Market Fund (the “Prime MM Portfolio”), a money market mutual fund managed by an affiliate of the Trustee, until such time as investment direction is provided to the Trustee with respect to such cash. The Company acknowledges that the Prime MM Portfolio is an entity separate from Wilmington Trust Retirement and Institutional Services Company; and that shares in the Prime MM Portfolio are not obligations of Wilmington Trust Retirement and Institutional Services Company, are not deposits and are not insured by the FDIC, the Federal Reserve or any other governmental agency. Wilmington Trust Retirement and Institutional Services Company or its affiliates are compensated by the Prime MM Portfolio for investment advisory, custodian, shareholder servicing and other services, and such compensation is described in detail in the prospectus for the Prime MM Portfolio and is in addition to the compensation paid to the Trustee hereunder with respect to that portion of the Trust Fund, if any, invested in the Prime MM Portfolio.

(g) The Trustee may hold that portion of the Trust Fund in cash as is appropriate for ordinary Trust administration, such as to pay expenses as provided for in this Agreement, and for the disbursement of funds by check, wire transfer, or otherwise as provided for in this Agreement, without liability for interest notwithstanding the Trustee’s receipt of “float” from such uninvested cash, by depositing the same in any bank (including deposits which bear a reasonable rate of interest in a bank or similar financial institution supervised by the United States or a State, even where a bank or financial institution is the Trustee, or is otherwise a fiduciary of the Plan) subject to the rules and regulations governing such deposits, and without regard to the amount of such deposit. In addition, the Trustee is specifically authorized to invest such cash in a money market mutual fund selected by the Trustee in its sole discretion, including any money market fund associated with the Trustee as described in Section (1) above.

(h) Company shall have the right, at any time, and from time to time in its sole discretion, to substitute assets acceptable to the Trustee of equal fair market value for any asset held by the Trust. This right is exercisable by the Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

Section 6. Disposition of Income.

During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

Section 7. Accounting by Trustee.

Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee. Within 60 days following the close of each calendar year and within 60 days after the removal or resignation of Trustee,

Trustee shall deliver to Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be. Such account statements shall be mailed to Company or, if the Company agrees, delivered via e-mail or other electronic means.

Section 8. Responsibility of Trustee.

(a) Trustee shall act with care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of any enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company or Administrator which is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing by Company or Administrator. In the event of a dispute between Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

(b) If Trustee undertakes or defends any litigation arising in connection with this Trust, Company agrees to indemnify Trustee against Trustee’s costs, expenses and liabilities (including, without limitation, attorneys’ fees and expenses) relating thereto and to be primarily liable for such payments. If Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust. In no event shall Trustee have any liability or responsibility to undertake, defend or continue any litigation unless payment of related fees and expenses is ensured to the reasonable satisfaction of Trustee.

(c) Trustee, at the expense of the Trust or the Company, may consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder.

(d) Trustee, at the expense of the Trust or the Company, may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

(e) Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

(f) Notwithstanding the provisions of Section (e) above, Trustee may loan to Company the proceeds of any borrowing against an insurance policy held as an asset of the Trust.

(g) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.77012 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

(h) Trustee shall have no responsibility with respect to: (i) the truth or accuracy of any representation or warranty made in any application or related document provided to the insurer in connection with the issuance or renewal of any insurance policies or insurance contracts, including any representation that the person on whose life an application is being made is eligible to have a contract issued on his or her life; (ii) the selection or monitoring (ongoing periodic) of any insurance policies or insurance contracts held in the Trust or the insurers issuing such policies or contracts; (iii) the payment of premiums with respect to such policies or contracts; or (iv) the exercise of any rights relating to any such policies or contracts except as directed in writing by Company.

(i) Upon the expiration of ninety (90) days from the date of Trustee’s annual, quarterly or any other account, the Trustee shall be forever released and discharged from all liability and further accountability to Company or any other person with respect to the accuracy of such accounting and all acts and failures to act of Trustee reflected in such account, except to the extent that Company shall, within such 90-day period, file with Trustee specific written objections to the account. Neither Company, any participant nor any other person shall be entitled to any additional or different accounting by Trustee and Trustee shall not be compelled to file in any court any additional or different accounting. For purposes of regulations promulgated by the Federal Deposit Insurance Corporation (“FDIC”), Trustee’s account statements shall be sufficient information concerning securities transactions effected for the Trust, provided that Company, upon written request, shall have the right to receive at no additional cost written confirmations of such securities transactions, which shall be mailed or otherwise furnished by the Trustee within the timeframe required by applicable regulations.

(j) Trustee shall have no duty or responsibility not expressly set forth in this Trust Agreement. By way of example, but without limiting the matters subject to the foregoing sentence, Trustee shall have no responsibility with respect to the administration or interpretation of the Plan, payment of Plan benefits other than from the assets of the Trust, withholding of taxes other than from payments made with Trust assets to Plan participants, or maintaining participant records with respect to the Plan.

Section 9. Compensation and Expenses of Trustee.

(a) Company shall pay all administrative and Trustee’s fees and expenses on a monthly basis. If not so paid, the Trustee shall be entitled to deduct such fees and expenses from the Trust.

(b) Company shall indemnify and hold Trustee harmless from and against any and all losses, costs, damages and expenses (including attorney’s fees and disbursements) of any kind or nature (collectively, “Losses”) imposed on or incurred by Trustee by reason of its service pursuant to this Trust Agreement, including any Losses arising out of any threatened, pending or completed claim, action, suit or proceeding, except to the extent such Losses are caused by the gross negligence, willful misconduct or bad faith of Trustee. To the extent not paid by Company, Trustee shall be entitled to deduct such amounts from the Trust.

(c) The provisions of this Section 9 shall survive termination of this Trust Agreement.

Section 10. Resignation and Removal of Trustee.

(a) The Trustee may resign at any time, other than during a Potential Change of Control Period or on or after a Change of Control, upon sixty (60) days’ written notice to the Company or such shorter period as is acceptable to the Company (hereinafter referred to as the “Resignation Period”) and immediately after the Resignation Period shall have no further duties hereunder. Promptly after receipt of such notice, the Company shall appoint a Successor Trustee, and such trustee to become trustee under this Agreement upon its acceptance of this Trust.

(b) During a Potential Change of Control Period or for a period of two (2) years after a Change of Control, the Trustee may resign only under one of the following circumstances:

(1) The Trustee determines the existence of a conflict of interest which prevents the Trustee from properly performing its duties hereunder. The Trustee agrees to use its best efforts to avoid any such conflict.

(2) The Trustee has exhausted all of its legal remedies and has been unsuccessful in such litigation to require the Company to remit to the Trustee such amounts as are billed pursuant to Section 9 and/or the assets of the Trust have been exhausted. In such event, the Trustee shall have the right to resign immediately as Trustee, and immediately upon such resignation shall have no further duties hereunder.

(3) The Trustee has made a good faith determination that all liabilities to participants and beneficiaries under the Plan, whether present or deferred, fixed or contingent, have been satisfied in full.

(c) The Company may remove the Trustee upon thirty (30) days written notice to the Trustee, or upon shorter notice if acceptable to the Trustee; provided that if the removal is on or after a Change of Control, and during a Potential Change of Control, such removal may occur only upon ninety (90) days written notice to the Trustee and acceptance of the Trust by a Successor Trustee that satisfies the requirements of Section 11 (c). Subject to the provisions of this Section 10, the removal of the Trustee shall become effective, however, only upon the occurrence of all of the following events:

(1) the appointment by the Company of a Successor Trustee; and

(2) the acceptance of the Trust by the Successor Trustee that satisfies the requirements of Section 11; and

(3) the delivery of the Trust assets to the Successor Trustee.

(d) Upon designation or appointment of a Successor Trustee, the Trustee shall transfer and deliver the assets of the Trust to the Successor Trustee, reserving such reasonable sums as the Trustee shall deem necessary to defray its expenses in settling its accounts, to pay any of its compensation due and unpaid and to discharge any obligation of the Trust for which the Trustee may be liable. If the sums so reserved are not sufficient for these purposes, the Trustee shall be entitled to recover the amount of any deficiency from either the Company or the Successor Trustee, or both. When the Trust shall have been transferred and delivered to the Successor Trustee and the accounts of the Trustee have been provided pursuant to Section 7, the Trustee shall be released and discharged from all further accountability or liability for the Trust and shall not be responsible in any way for the further disposition of the Trust or any part thereof.

Section 11. Appointment of Successor.

(a) If the Trustee resigns in accordance with Section 10, and such resignation is to be effective on or after a Change in Control or during a Potential Change in Control, the Company will use best efforts to appoint a Successor Trustee that satisfies the requirements of Section 11(c). If, following the resignation of the Trustee that is to be effective on or after a Change in Control or during a Potential Change in Control, the Company is unable to appoint a Trustee that satisfies the requirements of Section 11 (c), the Company shall appoint a bank or trust company that does not satisfy the requirements of Section 11(c) and/or (2) shall appoint itself, an affiliate of the Company, or a committee comprised of one or more officers of the Company and/or affiliates of the Company as Trustee; provided that after the appointment of a Trustee that does not satisfy the requirements of Section 11 (c), the Company shall continue to use its best efforts to appoint a bank that satisfies the requirements of Section 11(c).

(b) If Trustee resigns or is removed, and such resignation or removal is to be effective before a Change in Control, and will not become effective during a Potential Change in Control, Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal.

(c) Any Successor Trustee appointed on or after a Change in Control and during a Potential Change in Control shall be either a bank or a trust company that is qualified and authorized to do trust business under state law and shall, at the time of such appointment, have total assets of at least $10,000,000 and a credit rating from Moody’s of A or better.

(d) The appointment of a Successor Trustee shall be effective when accepted in writing by the new Trustee. Each Successor Trustee shall have the powers and duties conferred upon the Trustee in this Agreement, and the term “Trustee” as used in this Agreement shall be deemed to include any Successor Trustee. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the Successor Trustee to evidence the transfer.

(e) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8. The successor Trustee shall not be responsible for and Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

Section 12. Amendment, Termination and Revocation.

(a) Prior to a Change in Control, and except during a Potential Change in Control:

(1) The Company may revoke and terminate the Trust at any time, in its sole discretion, without the approval of any participant, upon notice in writing to the Trustee. As soon as practicable following the Trustee’s receipt of such notice, the Trustee shall settle its final accounts in accordance with Section 7 and, after the receipt of any unpaid fees and expenses, shall distribute the balance of the Trust Fund as directed by the Administrator.

(2) All or any part of the Trust Fund shall be recoverable by the Company (with or without revocation of the Trust), and the participants shall have no right to any part of the Trust Fund.

(3) This Trust Agreement may be amended by a written instrument executed by Trustee and Company, provided that no such amendment shall conflict with the terms of the Plan.

(b) After a Change in Control, and during a Potential Change in Control:

(1) Upon and after a Change in Control, the Trust shall be irrevocable, and shall be held for the exclusive purpose of providing the benefits under the Plan to participants and their beneficiaries and defraying expenses of the Trust in accordance with the provisions of this Trust Agreement. During the period in which the Trust is irrevocable in accordance with this Section 12, and subject to Sections 3 and 4, no part of the income or corpus of the Trust Fund shall be recoverable by the Company.

(2) The Trust shall terminate after the Trustee shall have made all payments required by Section 4, and, after the Trustee’s final accounts have been settled in accordance with Section 7 and after the receipt of any unpaid fees and expenses, the Trustee shall distribute the balance of the Trust Fund as directed by the Company.

(3) This Trust Agreement may be amended by a written instrument executed by Trustee and Company, provided that no such amendment adopted during a Potential Change in Control or on or after a Change in Control may reduce the level of funding required in accordance with Section I (c), or permit payment of Trust assets to the Company (except that nothing in this Section (b) shall be construed to prohibit the Trustee from making payments to the Company as directed by the Administrator to reimburse the Company for benefits previously paid by the Company to Plan participants and which, in the absence of such payments by the Company, would be paid by the Trust).

Section 13. Miscellaneous.

(a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

(b) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

(c) This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

(d) Trustee represents that it qualifies for Federal Deposit Insurance Corporation(“FDIC”) pro rata worth pass-through insurance coverage in accordance with the standards set forth in applicable federal law and FDIC insurance regulations. If Trustee fails at any time in the future to so qualify for pro rata worth pass-through insurance coverage, it will promptly notify Company.

(e) In no event will Trustee have any obligation to provide, and in no event will Trustee provide, any legal, tax, accounting, audit or other advice to Company with respect to the Plan or this Trust. Company acknowledges that it will rely exclusively on the advice of its accountants and/or attorneys with respect to all legal, tax, accounting, audit and other advice required or desired by Company with respect to the Plan or this Trust. Company acknowledges that Trustee has not made any representations of any kind, and will not make any representations of any kind, concerning the legal, tax, accounting, audit or other treatment of the Plan or this Trust.

(f) Company acknowledges that Trustee is not an advisor concerning or a promoter with respect to the Plan or the Trust, but merely is a service provider offering the Trust services expressly set forth in this Agreement. In particular, Company acknowledges that Trustee is not a joint venture or partner with Company’s accountants, auditors, consultants or with any other party, with respect to the Plan or this Trust, and that Trustee and Company’s accountants, auditors and consultants at all times remain independent parties dealing at arm’s length, and independently, with each other and with Company.

(g) For purposes of this Trust, the term “Change in Control” means the occurrence of any of the following events:

(1) Acquisition of 20% or more of the outstanding voting securities of the Company by another entity or group; excluding, however, the following:

(A) any acquisition by the Company or any of its Affiliates;

(B) any acquisition by an employee benefit plan or related trust sponsored or maintained by the Company or any of its Affiliates; or

(C) any acquisition pursuant to a merger or consolidation described in clause (3) of this definition.

For purposes of the definition of Change in Control, an “Affiliate” is any entity controlled by, controlling or under common control with the Company.

(2) During any consecutive 24 month period, persons who constitute the Board at the beginning of such period cease to constitute at least 50% of the Board; provided that each new Board member who is approved by a majority of the directors who began such 24 month period shall be deemed to have been a member of the Board at the beginning of such 24 month period;

(3) The consummation of a merger or consolidation of the Company with another company, and the Company is not the surviving company; or, if after such transaction, the other entity owns, directly or indirectly, 50% or more of the outstanding voting securities of the Company; excluding, however, a transaction pursuant to which all or substantially all of the individuals or entities who are the beneficial owners of the outstanding voting securities of the Company immediately prior to such transaction will beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding securities entitled to vote generally in the election of directors (or similar persons) of the entity resulting from such transaction (including, without limitation, an entity which as a result of such transaction owns the Company either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such transaction, of the outstanding voting securities of the Company; or

(4) The consummation of a plan of complete liquidation of the Company or the sale or disposition of all or substantially all of the Company’s assets, other than a sale or disposition pursuant to which all or substantially all of the individuals or entities who are the beneficial owners of the outstanding voting securities of the Company immediately prior to such transaction will beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding securities entitled to vote generally in the election of directors (or similar persons) of the entity purchasing or acquiring the Company’s assets in substantially the same proportions relative to each other as their ownership, immediately prior to such transaction, of the outstanding voting securities of the Company.

For avoidance of doubt, the separation of the Company from KFGI shall not be considered a Change in Control.

The Board as constituted immediately prior to the consummation of a Change of Control and the Chief Executive Officer of Company shall have the duty to inform Trustee in writing of the occurrence of a Change of Control. Trustee may rely exclusively on this writing and shall have no duty to inquire whether a Change of Control has taken place or to make any determination as to whether a Change of Control has occurred.

(h) For purposes of this Trust, a “Potential Change in Control” shall exist during any period in which the circumstances described in Sections (I), (2), or (3) below, exist (provided, however, that a Potential Change in Control shall cease to exist not later than the occurrence of a Change in Control):

(1) The Company or any successor or assign thereof enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; provided that a Potential Change in Control described in this Section (I) shall cease to exist upon the expiration or other termination of all such agreements.

(2) Any person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control; provided that a Potential Change in Control described in this Section (2) shall cease to exist upon the withdrawal of such intention, or upon a reasonable determination by the Board that there is no reasonable chance that such actions would be consummated.

(3) The Board adopts a resolution to the effect that, for purposes of this Trust, a Potential Change in Control exists; provided that a Potential Change in Control described in this Section (3) shall cease to exist upon a reasonable determination by the Board that the reasons that gave rise to the resolution providing for the existence of a Potential Change in Control have expired or no longer exist.

Section 14. Effective Date.

The Effective Date of this Trust Agreement shall be as defined above.

[Corporate Seal]		MONDELĒZ GLOBAL LLC

Attest:	/s/ Carol J. Ward	By:	/s/ David Pendleton
	(Secretary)		(Senior Vice) President

			Address:	Three Parkway North

Deerfield, IL 60015

			Attn:	David Pendleton

Telephone;

Telecopier:

[Corporate Seal]		WILMINGTON TRUST RETIREMENT AND INSTITUTIONAL SERVICES COMPANY, as Trustee.

Attest:	/s/ Robert Sher	By:	/s/ Boyd Minnix
	(Assistant) Secretary)		(Vice) President

			Address:	280 North Central Ave.

Suite 900

Phoenix, AZ 85004

Attn:

Telephone;

Telecopier: